UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2006

VALENTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Rd., Burlingame, California		94010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (650) 697-1900

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into A Material Definitive Agreement

Biolitec Transaction

On October 26, 2006, Valentis, Inc. (“Valentis”) entered into an Asset Transfer Agreement (the “Biolitec Transfer Agreement”) with Biolitec, Inc. (“Biolitec”). Pursuant to the Biolitec Transfer Agreement, Valentis sold to Biolitec (i) Valentis’ PEG liposome patent, (ii) any patents upon which Valentis’ PEG liposome patent claims priority, (iii) any corresponding foreign patents, (iv) all files of Valentis and its affiliates relating to any of the foregoing patents and (v) all rights owned or controlled by Valentis and its affiliates relating to any of the foregoing patents, for an aggregate cash purchase price of $110,000 (the “Biolitec Transaction”). In connection with the Biolitec Transaction, Biolitec agreed to assume certain liabilities of Valentis relating to the transferred assets. Valentis and Biolitec completed the Biolitec Transaction on October 26, 2006.

Juvaris Transaction

On October 27, 2006, Valentis entered into an Asset Transfer Agreement (the “Juvaris Transfer Agreement”) with Juvaris Biotherapeutics, Inc. (“Juvaris”). Pursuant to the Juvaris Transfer Agreement, Valentis sold to Juvaris (i) Valentis’ DOTIM lipid composition patents, (ii) all rights owned or controlled by Valentis and its affiliates relating to Valentis’ DOTIM lipid composition patents, (iii) any patents or know-how referring to Valentis’ DOTIM lipid composition, (iv) certain cell lines and (v) all pre-clinical and clinical data and regulatory filings related to the foregoing assets, for an aggregate cash purchase price of $550,000 (the “Juvaris Asset Transfer”). In connection with the Juvaris Asset Transfer, Juvaris agreed to assume certain liabilities of Valentis relating to the transferred assets, and Valentis and Juvaris agreed, as of November 28, 2006, to terminate an existing license agreement between Valentis and Juvaris. Valentis and Juvaris intend to complete the Juvaris Asset Transfer on or about November 28, 2006.

On October 27, 2006, Valentis entered into an Asset Purchase Agreement (the “Juvaris Purchase Agreement”) with Juvaris. Pursuant to the Juvaris Purchase Agreement, Valentis sold to Juvaris certain of Valentis’ machinery, equipment, furniture and other related assets, for an aggregate cash purchase price of $500,000 (the “Juvaris Asset Sale”). Juvaris also agreed to pay Valentis’ rental obligations under an existing office lease for the months of November and December 2006, unless such lease or the Juvaris Purchase Agreement are terminated prior to the commencement of the applicable month. Valentis and Juvaris intend to complete the Juvaris Asset Sale on or about November 28, 2006.

On October 27, 2006, Valentis entered into a License Agreement with Juvaris (the “Juvaris License”). Pursuant to the Juvaris License, Valentis granted to Juvaris, in exchange for a cash license fee of $200,000, a non-exclusive, non-transferable, worldwide, royalty-free, fully paid up license to use, and to sublicense the use of, certain of Valentis’ patents, patent rights and know-how in connection with Juvaris’ manufacture and sale of certain products. The Juvaris License will remain in effect until the expiration of the last of the patents subject to the Juvaris License, unless earlier terminated by either Valentis or Juvaris.

The Juvaris Asset Transfer, the Juvaris Asset Sale and the Juvaris License are referred to herein collectively as the “Juvaris Transaction.”

The foregoing descriptions of the Biolitec Transaction and the Juvaris Transaction do not purport to be complete and are qualified in their entirety by reference to the full texts of the Biolitec

Transfer Agreement, the Juvaris Purchase Agreement, the Juvaris Transfer Agreement and the Juvaris License Agreement, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 10.1 and are incorporated herein by reference. The agreements referenced above are not intended as documents for investors and the public to obtain factual information about the current state of affairs of Valentis. Rather, investors and the public should look to other disclosures contained in Valentis’ reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 2.01   Completion of Acquisition or Disposition of Assets

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.01.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
2.1	Asset Transfer Agreement, dated as of October 26, 2006, by and between Valentis, Inc. and Biolitec, Inc.
2.2	Asset Purchase Agreement, dated as of October 27, 2006, by and between Valentis, Inc. and Juvaris Biotherapeutics, Inc.
2.3	Asset Transfer Agreement, dated as of October 27, 2006, by and between Valentis, Inc. and Juvaris Biotherapeutics, Inc.
10.1	License Agreement, dated as of October 27, 2006, by and between Valentis, Inc. and Juvaris Biotherapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENTIS, INC.

November 1, 2006	/s/ BENJAMIN F. MCGRAW, III
Benjamin F. McGraw, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Transfer Agreement, dated as of October 26, 2006, by and between Valentis, Inc. and Biolitec, Inc.
2.2	Asset Purchase Agreement, dated as of October 27, 2006, by and between Valentis, Inc. and Juvaris Biotherapeutics, Inc.
2.3	Asset Transfer Agreement, dated as of October 27, 2006, by and between Valentis, Inc. and Juvaris Biotherapeutics, Inc.
10.1	License Agreement, dated as of October 27, 2006, by and between Valentis, Inc. and Juvaris Biotherapeutics, Inc.